 EXHIBIT 99.1

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Oxbridge Re Holdings Limited Reports First Quarter 2022 Results

GRAND CAYMAN, Cayman Islands (May 12, 2022) -- Oxbridge Re Holdings Limited (NASDAQ: OXBR), (the “Company”), a provider of reinsurance solutions primarily to property and casualty insurers, reported its results for the three months ended March 31, 2022.

2022 HIGHLIGHTS:

•	No underwriting losses incurred in first quarter of 2022;
•	Net loss of $387,000 ($0.07 per share) due to negative unrealized change in investments;
•	Premium income rises on higher rates on reinsurance contracts in force;
•	Investment in Oxbridge Acquisition Corp. (“OXAC”) formed in 2021 to invest in disruptive technology markets with a particular focus on blockchain, insurtech and artificial intelligence sectors.

“While the recent volatility in the capital markets negatively impacted our investment portfolio in the quarter, we remain highly opportunistic as well as optimistic, about the long-term prospects for our core business and our investment in Oxbridge Acquisition Corp.” said Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu.

Financial Performance

For the three months ended March 31, 2022 the Company generated a net loss of $(387,000) or $(0.07) per basic and diluted common share compared a loss of $(28,000) or $(0.00) per basic and diluted common share in the first quarter of 2021. The decline is primarily due to the negative change in the fair value of equity securities and other investments for the quarter ended March 31, 2022.

Net premiums earned for the three months ended March 31, 2022 increased to $210,000 from $181,000 in the prior year’s first quarter. The increase is due to a higher weighted average rate on reinsurance contracts in force during the period ending March 31, 2022.

Total expenses, including policy acquisition costs and general and administrative expenses, were $361,000 in the first quarter of 2022 compared to $272,000 in the same prior year period. The increase is due primarily to higher personnel and other expenses in the period ending March 31, 2022.

At March 31, 2022, cash and cash equivalents, and restricted cash and cash equivalents, stood at $5.1 million compared with $5.4 million at December 31, 2021.

Total investments increased $188 thousand in the first quarter of 2022 primarily due to the net purchase of equity securities in the period. Other investments declined $230,000 due to the fair value change in the Company’s investment in Oxbridge Acquisition Corp in which the Company has an equity investment measured at fair value.

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Solid Financial Ratios

Loss Ratio. The loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. For the three months ended March 31, 2022 the loss ratio was 0%, consistent with the prior-year’s first quarter as there were no loss or loss adjustment expenses reported in either quarter.

Acquisition Cost Ratio. The acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs with net premiums earned, remained consistent at 11.0% in both the first quarters of 2022 and 2021.

Expense Ratio. The expense ratio, which measures operating performance, compares policy acquisition costs and general and administrative expenses with net premiums earned. The expense ratio increased to 171.9% for the three months ended March 31, 2022 from 150.3% in the first quarter of 2021. The increase is primarily due to higher personnel costs and other expenses reported during the first quarter of 2022.

Combined ratio. The combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. The combined ratio increased to 171.9% for the three months ended March 31, 2022 from 150.3% in the prior year’s first quarter. The increase is primarily due to higher personnel costs and other expenses reported during the first quarter of 2022.

Conference Call

Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.oxbridgere.com.

Date: May 12, 2022

Time: 4.30 p.m. Eastern time

Toll-free number: 888-272-8703

International number: 713-481-1320

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Issuer Direct at 919-481-4000 or webcast@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge’s website at www.oxbridgere.com until June 11, 2022.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Conference ID: 45523

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re’s licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts and it makes investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR“ and “OXBRW,” respectively.

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Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following: our significant indirect investment in Oxbridge Acquisition Corp., a blank check company commonly referred to as a special purpose acquisition company , whereby we will suffer the loss of all of our investment if Oxbridge Acquisition Corp. does not complete an acquisition by November 16, 2022 (subject to an extension through to May 16, 2023; our use of fair value accounting of our indirect investment in Oxbridge Acquisition Corp. which would result in income statement volatility if a business combination is not completed; and the other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2022, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2022	At December 31, 2021
	(Unaudited)
Assets
Investments:
Equity securities, at fair value (cost: $1,730 and $1,522)	$765	577
Cash and cash equivalents	2,976	3,527
Restricted cash and cash equivalents	2,172	1,891
Premiums receivable	4	284
Other Investments	10,943	11,173
Due from Related Party	35	5
Deferred policy acquisition costs	15	38
Operating lease right-of-use assets	112	135
Prepayment and other assets	122	50
Property and equipment, net	8	9
Total assets	$17,152	17,689

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable to noteholders	216	216
Unearned premiums reserve	140	350
Operating lease liabilities	113	135
Accounts payable and other liabilities	387	337
Total liabilities	856	1,038

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,781,587 and 5,749,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,387	32,355
Accumulated Deficit	(16,097)	(15,710)
Total shareholders’ equity	16,296	16,651
Total liabilities and shareholders’ equity	$17,152	17,689

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

 Consolidated Statements of Operations

(Unaudited)

(expressed in thousands of U.S. Dollars, except per share amounts)

	Three Months Ended March 31,
	2022	2021

Revenue

Net premiums earned	210	181
Net investment and other income	33	14
Net realized investment gain	7	-
Unrealized loss on other investments	(230)	-
Change in fair value of equity securities	(20)	124

Total revenue	-	319

Expenses
Policy acquisition costs and underwriting expenses	23	20
General and administrative expenses	338	252

Total expenses	361	272

(Loss) Income before income attributable to noteholders	(361)	47

Income attributable to noteholders	(26)	(19)

Net (loss) income	(387)	28

(Loss) Earnings per share
Basic and Diluted	(0.07)	0.00

Weighted-average shares outstanding
Basic and Diluted	5,751,008	5,733,587

Performance ratios to net premiums earned:
Loss ratio	0.0%	0.0%
Acquisition cost ratio	11.0%	11.0%
Expense ratio	171.9%	150.3%
Combined ratio	171.9%	150.3%

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